CONSENT OF INDEPENDENT CERTERFIED PUBLIC ACCOUNTANTS
              ----------------------------------------------------


As independent public accountants, we hereby consent to the incorporation of our reports included or incorporated by reference in this form 10-K, into the Company's previously filed Registration Statement File No. 333-33209.

ARTHUR ANDERSEN LLP


Miami, Florida,
  March 30, 1999